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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS



Avitar, Inc.
Canton, MA



We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements filed on Forms S-3 and S-8 of our report dated November 30, 1999, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1999.


BDO Seidman, LLP

/s/ BDO Seidman

Boston, MA
January 13, 2000




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